VICTORIA BAY ASSET MANAGEMENT, LLC

General Partner of the United States 12 Month Oil Fund, LP

March 31, 2008

Dear United States 12 Month Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2007 financial statements for the United States 12 Month Oil Fund, LP (ticker symbol "USL"). We have mailed this statement to all investors in USL who held shares as of December 31, 2007 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States 12 Month Oil Fund LP's Privacy Policy. Additional information concerning USL's 2007 results may be found by referring to the Annual Report on Form 10-K ("Form 10-K"), which has been filed with the Securities and Exchange Commission (the "SEC"). You may obtain a copy of the Form 10-K by going to the SEC's website at **www.sec.gov**, or by going to USL's own website at **www.unitedstates12monthoilfund.com**. You may also call USL at **1-800-920-0259** to speak to a representative and request additional material, including a current USL Prospectus.

Victoria Bay Asset Management, LLC is the general partner of the United States 12 Month Oil Fund, LP. Victoria Bay is also the general partner and manager of several other commodity based exchange traded securities that are structured like USL. These other funds are referred to in the attached financial statements and include:

United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States Oil Fund, LP	(ticker symbol: USO)
United States Gasoline Fund, LP	(ticker symbol: UGA)

Information about these other funds is contained within the Annual Report as well as in the current USL Prospectus. Investors in USL who wish to receive additional information about these other funds may do so be going to their respective websites.* The websites may be found at:

www.unitedstatesnaturalgasfund.com
www.unitedstatesoilfund.com
www.unitedstatesgasolinefund.com

You may also call Victoria Bay at **1-800-920-0259** to request additional information.

Thank you for your continued interest in the United States 12 Month Oil Fund, LP.

Regards,

Nicholas Gerber
President and CEO
Victoria Bay Asset Management, LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES 12 MONTH OIL FUND, LP

This privacy policy explains the manner in which United States 12 Month Oil Fund, LP and its General Partner, Victoria Bay Asset Management, LLC (collectively, the "Partnership") collect, utilize and maintain nonpublic personal information about the Partnership's investors, as required under Federal legislation. This privacy policy applies to nonpublic information of investors who are individuals who obtain financial products or services primarily for personal, family or household purposes. This privacy policy also applies to all U.S. futures commission merchants, commodity trading advisors, commodity pool operators and introducing brokers subject to Federal jurisdiction, regardless of their registration status with the Commodities Futures Trading Commission.

Collection of Investor Information

The Partnership collects personal information about its investors mainly through the following sources:

- Authorized Purchasers, information required in connection with preparing tax filings, trading history, financial information and other information provided by the investor in writing, in person, by telephone, electronically or by any other means. This information includes name, address, nationality, tax identification number, and financial and investment qualifications; and

- Transactions within the Partnership, including account balances, investments and withdrawals.

Disclosure of Nonpublic Personal Information

The Partnership does not sell or rent investor information. The Partnership does not disclose nonpublic personal information about its investors to nonaffiliated third parties or to affiliated entities, except as permitted by law. For example, the Partnership may share nonpublic personal information in the following situations:

- To service providers in connection with the administration and servicing of the Partnership, which may include attorneys, accountants, auditors and other professionals. The Partnership may also share information in connection with the servicing or processing of Partnership transactions;

- To affiliated companies, i.e., any company that controls, is controlled by, or is under common control with the Partnership, in order to provide you with ongoing personal advice and assistance with respect to the products and services you have purchased through the Partnership and to introduce you to other products and services that may be of value to you;

- To respond to a subpoena or court order, judicial process or regulatory authorities;

- To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

- Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

You may opt out of any disclosure we may make of nonpublic personal information to non-affiliated third parties. The Partnership will facilitate your right to opt out of any disclosure through one of the following methods by: (1) designating check-off boxes in a prominent position on the relevant forms with the opt out notice; (2) including a reply form together with the opt out notice; (3) providing an electronic means to opt out, such as a form that can be sent via electronic mail or a process at the Partnership's website, if you agree to the electronic delivery or information; or (4) providing a toll-free telephone number that you may call to opt out.

Protection of Investor Information

The Partnership holds its investor information in the strictest confidence. Accordingly, the Partnership's policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Partnership maintains safeguards that comply with federal standards to protect investor information. The Partnership restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Partnership shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Partnership's privacy policy applies to both current and former investors. The Partnership would only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Partnership may make changes to its privacy policy in the future. The Partnership will not make any change affecting you without first sending you a revised privacy policy describing the change. In any case, the Partnership will send you a current privacy policy at least once a year as long as you continue to be an investor in the Partnership.

UNITED STATES 12 MONTH OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the period from December 6, 2007 (commencement of operations) to December 31, 2007 and the period from June 27, 2007 (inception) to December 31, 2007

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of United States 12 Month Oil Fund, LP

To the best of the knowledge and belief of the undersigned, the information contained in this Annual Report for the period from December 6, 2007 (commencement of operations) to December 31, 2007 and the period from June 27, 2007 (inception) to December 31, 2007 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States 12 Month Oil Fund, LP
President & CEO of Victoria Bay Asset Management, LLC
(General Partner of United States 12 Month Oil Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SPICER JEFFRIES LLP
Certified Public Accountants

CERTIFIED PUBLIC ACCOUNTANTS
5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, CO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

To the Partners of
United States 12 Month Oil Fund, LP

We have audited the accompanying statement of financial condition of United States 12 Month Oil Fund, LP, (the "Fund") as of December 31, 2007, including the condensed schedule of investments as of December 31, 2007, and the related statements of operations, changes in partners' capital and cash flows for the period from June 27, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Oil Fund, LP as of December 31, 2007, and the results of its operations and its cash flows for the period from June 27, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Spicer Jeffries LLP

Greenwood Village, Colorado
March 20, 2008

United States 12 Month Oil Fund, LP
Statement of Financial Condition
At December 31, 2007

		December 31, 2007
Assets		
Cash and cash equivalents	$	18,174,276
Equity in UBS Securities LLC trading accounts:		
Cash		1,999,108
Unrealized gain on open commodity futures contracts		1,525,370
Interest receivable		4,994
Total assets	$	21,703,748
Liabilities and Partners' Capital		
General Partner management fees (Note 3)	$	8,790
Accrued tax reporting costs		2,600
Other liabilities		879
Total liabilities		12,269
Commitments and Contingencies (Notes 3, 4 and 5)		
Partners' Capital		
General Partner		-
Limited Partners		21,691,479
Total Partners' Capital		21,691,479
Total liabilities and partners' capital	$	21,703,748
Limited Partners' units outstanding, December 31, 2007		400,000
Net asset value per unit, (inception) June 27, 2007	$	0.00
Net asset value per unit, (commencement of operations) December 6, 2007	$	50.00
Net asset value per unit, December 31, 2007	$	54.23
Market value per unit, December 31, 2007	$	53.88

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Condensed Schedule of Investments
At December 31, 2007

Open Futures Contracts	Number of Contracts	Gain on Open Commodity Contracts	% of Partners' Capital
United States Contracts			
Crude Oil Futures contracts, expires February 2008	19	$ 151,860	0.70
Crude Oil Futures contracts, expires March 2008	20	161,850	0.74
Crude Oil Futures contracts, expires April 2008	19	148,020	0.68
Crude Oil Futures contracts, expires May 2008	20	149,550	0.69
Crude Oil Futures contracts, expires June 2008	19	134,150	0.62
Crude Oil Futures contracts, expires July 2008	19	129,490	0.60
Crude Oil Futures contracts, expires August 2008	19	121,220	0.56
Crude Oil Futures contracts, expires September 2008	20	121,400	0.56
Crude Oil Futures contracts, expires October 2008	19	108,700	0.50
Crude Oil Futures contracts, expires November 2008	20	108,700	0.50
Crude Oil Futures contracts, expires December 2008	19	96,840	0.45
Crude Oil Futures contracts, expires January 2009	19	93,590	0.43
	232	$ 1,525,370	7.03
Cash		18,174,276	83.78
Total cash and cash equivalents		18,174,276	83.78
Cash on deposit with broker		1,999,108	9.22
Liabilities, less receivables		(7,275)	(0.03)
Total Partners' Capital		$ 21,691,479	100.00

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Statement of Operations
For the period from June 27, 2007 (inception) to December 31, 2007

	Period from June 27, 2007 to December 31, 2007
Income	
Gains on trading of commodity futures contracts:	
Change in unrealized gains on open positions	$ 1,525,370
Interest income	49,954
Other income	2,000
Total income	1,577,324
Expenses	
General Partner management fees (Note 3)	8,790
Brokerage commissions	892
Other expenses	3,479
Total expenses	13,161
Net income	$ 1,564,163
Net income per limited partnership unit	$ 4.23
Net income per weighted average limited partnership unit	$ 3.98
Weighted average limited partnership units outstanding	392,593

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Statement of Changes in Partners' Capital
For the period from June 27, 2007 (inception) to December 31, 2007

	General Partner	Limited Partners	Total
Balances, at Inception, June 27, 2007	$ -	$ -	$ -
Initial contribution of capital	20	980	1,000
Addition of 400,000 partnership units	-	20,127,316	20,127,316
Redemption of initial General Partner and Limited Partner investment	(20)	(980)	(1,000)
Net income	-	1,564,163	1,564,163
Balances, at December 31, 2007	$ -	$ 21,691,479	$ 21,691,479
Net Asset Value Per Unit			
At July 27, 2007 (inception)	$ 0.00		
At December 6, 2007 (commencement of operations)	$ 50.00		
At December 31, 2007	$ 54.23		

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Statement of Cash Flows
Period from June 27, 2007 (inception) to December 31, 2007

		Period from June 27, 2007 to December 31, 2007
Cash Flows from Operating Activities:		
Net income	$	1,564,163
Adjustments to reconcile net income to net cash used in operating activities:		
Increase in commodity futures trading account - cash		(1,999,108)
Unrealized gains on futures contracts		(1,525,370)
Increase in interest receivable and other assets		(4,994)
Increase in management fees payable		8,790
Increase in other liabilities		3,479
Net cash used in operating activities		(1,953,040)
Cash Flows from Financing Activities:		
Subscription of partnership units and initial contribution		20,128,316
Redemption of initial General Partner and Limited Partner investment		(1,000)
Net cash provided by financing activities		20,127,316
Net Increase in Cash and Cash Equivalents		18,174,276
Cash and Cash Equivalents, beginning of period		-
Cash and Cash Equivalents, end of period	$	18,174,276

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Notes to Financial Statements
For the period ended December 31, 2007

NOTE 1 - ORGANIZATION AND BUSINESS

United States 12 Month Oil Fund, LP ("US12OF"), was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. US12OF is a commodity pool that issues units that may be purchased and sold on the American Stock Exchange (the "AMEX"). US12OF will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Amended and Restated Agreement of Limited Partnership dated as of December 4, 2007 (the "LP Agreement"). The investment objective of US12OF is for the changes in percentage terms of its net asset value to reflect the changes in percentage terms of the price of crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of the 12 futures contracts on crude oil as traded on the New York Mercantile Exchange (the "NYMEX"), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months' contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12OF's expenses. US12OF will accomplish its objectives through investments in futures contracts for light, sweet crude oil, and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, "Futures Contracts") and other oil-related investments such as cash-settled options on Futures Contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, "Other Crude Oil Related Investments"). As of December 31, 2007, US12OF held 232 Futures Contracts traded on the NYMEX.

US12OF commenced operations on December 6, 2007 and has a fiscal year ending on December 31. Victoria Bay Asset Management, LLC (the "General Partner") and an affiliate of the General Partner were the initial general partner and limited partner contributing $20 and $980, respectively. When US12OF commenced operations, they redeemed their initial investment. The General Partner of US12OF is responsible for the management of US12OF. The General Partner is a member of the National Futures Association (the "NFA") and became a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The General Partner is also the general partner of United States Oil Fund, LP ("USOF"), United States Natural Gas Fund, LP ("USNG") and United States Gasoline Fund, LP ("USG") which listed their units on the AMEX under the ticker symbols "USO" on April 10, 2006, "UNG" on April 18, 2007 and "UGA" on February 26, 2008, respectively.

US12OF issues limited partnership interests ("units") to certain authorized purchasers ("Authorized Purchasers") by offering baskets consisting of 100,000 units ("Creation Baskets") through ALPS Distributors, Inc. (the "Marketing Agent"). The purchase price for a Creation Basket is based upon the net asset value of a unit determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received. In addition, Authorized Purchasers pay US12OF a $1,000 fee for each order to create one or more Creation Baskets. Units can be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value of US12OF but rather at market prices quoted on such exchange.

In November 2007, US12OF initially registered 11,000,000 units on Form S-1 with the Securities and Exchange Commission (the "SEC"). On December 6, 2007, US12OF listed its units on the AMEX under the ticker symbol "USL". On that day, US12OF established its initial net asset value by setting the price at $50.00 per unit and issued 300,000 units in exchange for $15,000,000. The initial offering price of the initial Creation Basket was based on the closing price of the near month Futures Contracts as traded and reported on the NYMEX on the last business day prior to the effective date of US12OF's initial registration statement filed on Form S-1. As of December 31, 2007, US12OF had registered a total of 11,000,000 units. US12OF also commenced investment operations on December 6, 2007 by purchasing Futures Contracts traded on the NYMEX based on light, sweet crude oil.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the condensed statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the condensed financial statements. Changes in the unrealized gains or losses between periods are reflected in the condensed statement of operations. The Fund earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, US12OF earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

US12OF is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets from US12OF as of the beginning of each business day based upon the prior day's net asset value. Authorized Purchasers may redeem units from US12OF only in blocks of 100,000 units called "Redemption Baskets". The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the units in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

US12OF receives or pays the proceeds from units sold or redeemed one business day after the trade-date of the purchase or redemption. The amounts due from Authorized Purchasers is reflected in US12OF's statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of US12OF in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

US12OF calculates net asset value on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. US12OF uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net loss per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2007.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by US12OF. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Cash Equivalents

Cash and cash equivalents include money market portfolios and overnight time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires US12OF's management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of US12OF in accordance with the objectives and policies of US12OF. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to US12OF. For these services, US12OF is contractually obligated to pay the General Partner a fee, which is paid monthly and based on average daily net assets, that is equal to 0.60% per annum on average net assets.

Ongoing Registration Fees and Other Offering Expenses

US12OF pays all costs and expenses associated with the ongoing registration of units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the period from June 27, 2007 to December 31, 2007, US12OF incurred $0 in registration fees and other offering expenses. The General Partner incurred $350,639 in initial registration fees and other offering expenses on behalf of US12OF during this period.

Director's Fees

US12OF is responsible for paying the fees and expenses, including directors' and officers' liability insurance, of the independent directors of the General Partner who are also audit committee members. US12OF shares these fees with USOF and USNG based on the relative assets of each fund, computed on a daily basis. These fees for calendar year 2007 amounted to a total of $286,000 for all of the funds.

Investor Tax Reporting Cost

The fees and expenses associated with US12OF's tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees which are borne by the General Partner, are paid by US12OF. These costs are estimated to be $25,000 for the period ended December 31, 2007.

Other Expenses and Fees

In addition to the fees described above, US12OF pays all brokerage fees, taxes and other expenses in connection with the operation of US12OF, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

US12OF is party to a marketing agent agreement, dated as of November 13, 2007, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for US12OF as outlined in the agreement. The fees of the Marketing Agent, which are borne by the General Partner, are equal to 0.06% on US12OF's assets up to $3 billion; and 0.04% on US12OF's assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in

various periodicals; web construction and development; or the printing and production of various marketing materials.

US12OF is also party to a custodian agreement, dated October 5, 2007, with Brown Brothers Harriman & Co. ("BBH&Co."), whereby BBH&Co. holds investments on behalf of US12OF. The General Partner pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, US12OF is party to an administrative agency agreement, dated October 5, 2007, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for US12OF. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees will be determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, the greater of a minimum of $125,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of US12OF's, USOF's, USNG's and USG's combined net assets, (b) 0.0465% for US12OF's, USOF's, USNG's and USG's combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% for USOF's, USNG's, US12OF's and USG's combined net assets in excess of $1 billion. The General Partner also pays a $25,000 annual fee for the transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

US12OF invests primarily in Futures Contracts traded on the NYMEX. On January 16, 2008, US12OF and the NYMEX entered into a license agreement whereby US12OF was granted a non-exclusive license to use certain of the NYMEX's settlement prices and service marks. The agreement has an effective date of December 4, 2007. Under the license agreement, US12OF and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

US12OF expressly disclaims any association with the NYMEX or endorsement of US12OF by the NYMEX and acknowledges that "NYMEX" and "New York Mercantile Exchange" are registered trademarks of the NYMEX.

US12OF has entered into a brokerage agreement with UBS Securities LLC ("UBS Securities"). The agreement requires UBS Securities to provide services to US12OF in connection with the purchase and sale of Futures Contracts and Other Crude Oil Related Investments that may be purchased and sold by or through UBS Securities for US12OF's account. The agreement provides that UBS Securities charge US12OF commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

US12OF engages in the speculative trading of Futures Contracts and options on Futures Contracts (collectively, "derivatives"). US12OF is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by US12OF are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, US12OF must rely solely on the credit of their respective individual counterparties. However, in the future, if US12OF were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. US12OF also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the exchange on which the relevant contracts are traded. In addition, US12OF bears the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant's proprietary activities.

US12OF's cash and other property, such as U.S. Treasury Bills, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant's segregation requirements. In the event of a futures commission merchant's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

US12OF invests its cash in money market funds that seek to maintain a stable net asset value. US12OF is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2007, US12OF had deposits in domestic and foreign financial institutions in the amount of $20,173,384. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, US12OF is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, US12OF pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

US12OF's policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, US12OF has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by US12OF are reported in its condensed statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

Goldman, Sachs & Co. ("Goldman Sachs") sent USOF a letter on March 17, 2006, providing USOF and the General Partner notice under 35 U.S.C. Section 154(d) of two pending United States patent applications, Publication Nos. 2004/0225593A1 and 2006/0036533A1. Both patent applications are generally directed to a method and system for creating and administering a publicly traded interest in a commodity pool. In particular, the Abstract of each patent application defines a means for creating and administering a publicly traded interest in a commodity pool that includes the steps of forming a commodity pool having a first position in a futures contract and a corresponding second position in a margin investment, and issuing equity interests of the commodity pool to third party investors. Subsequently, two U.S. Patents were issued; the first, patent number US7,283,978B2, was issued on October 16, 2007, and the second, patent number US7,319,984B2, was issued on January 15, 2008.

Preliminarily, USOF's management is of the view that the structure and operations of USOF and its affiliated commodity pools do not infringe these patents. USOF is also in the process of reviewing prior art (prior structures and operations of similar investment vehicles) that may invalidate one or more of the claims in these patents. In addition, USOF has retained patent counsel to advise it on these matters and is in the process of obtaining their opinions regarding the non-infringement of each of these patents by USOF and/or the patents' invalidity based on prior art. If the patents were alleged to apply to USOF's structure and/or operations, and are found by a court to be valid and infringed, Goldman Sachs may be awarded significant monetary damages and/or injunctive relief. See "US12OF's Operating Risks — Third parties may infringe upon or otherwise violate intellectual property rights or assert that the General Partner has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention."

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the period from December 6, 2007 (commencement of operations) to December 31, 2007 for the limited partners. This information has been derived from information presented in the condensed financial statements.

	December 6, 2007 (commencement of operations) to December 31, 2007
Per Unit Operating Performance:	
Net asset value, commencement of operations	$ 50.00
Total income	4.26
Total expenses	(0.03)
Net increase in net asset value	4.23
Net asset value, end of period	$ 54.23
Total Return	8.46%
Ratios to Average Net Assets (annualized)	
Total income	107.67%
Expenses excluding management fees	(0.30)%
Management fees	(0.60)%
Net income	106.77%

Total returns are calculated based on the change in value during the period. An individual limited partner's total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from US12OF.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2007.

	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007
Total Income	$ -	$ -	$ -	$ 1,577,324
Total Expenses	-	-	-	13,161
Net Income	$ -	$ -	$ -	$ 1,564,163
Net Income per Unit	$ -	$ -	$ -	$ 4.23

NOTE 8 - SUBSEQUENT EVENTS

Licensing Fees

As discussed in Note 4, US12OF entered into a licensing agreement with the NYMEX on January 16, 2008. The agreement has an effective date of December 4, 2007. Pursuant to the agreement, US12OF and the affiliated funds managed by the General Partner will pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. Since inception, US12OF has incurred $540 under this arrangement.